Exhibit 10.1

SUNRISE ASSISTED LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN

     SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the “Corporation”), sets forth herein the terms of this 2003 Stock Option and Restricted Stock Plan (the “Plan”) as follows:

1. PURPOSE

     The Plan is intended to advance the interests of the Corporation and any subsidiary thereof within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), with the term “person” as used in such Rule 405 being defined as in Section 2(2) of the Securities Act (a “Subsidiary”), by providing eligible individuals (as designated pursuant to section 4 below) with incentives to improve business results, by providing an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its Subsidiaries, and will encourage such eligible individuals to continue to serve the Corporation and its Subsidiaries, whether as an employee, as a director, as a consultant or advisor or in some other capacity. To this end, the Plan provides for the grant of stock options (each of which is an “Option”), restricted stock (“Restricted Stock”) and stock units (“Stock Units,” and together with Options and Restricted Stock, “Awards”), as set out herein. Each Award shall be evidenced by a written agreement between the Corporation and the recipient individual (the “Award Agreement”) that sets out the terms and conditions of the Award. A person who is granted an Award under the Plan is referred to herein as a Grantee.

     An Option may be an incentive stock option (an “ISO”) intended to satisfy the applicable requirements under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provision of any subsequently-enacted tax statute (the “Code”), or a nonqualified stock option (an “NSO”). An Option is an NSO to the extent that the Option would exceed the limitations set forth in section 7 below. An Option is also an NSO if either (i) the Option is specifically designated at the time of grant as an NSO or not being an ISO or (ii) the Option does not otherwise satisfy the requirements of Code Section 422 at the time of grant.

2. ADMINISTRATION

     (a)  Board

     The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final, binding and conclusive.

     (b)  Action by Committee

     The Board from time to time may appoint a committee consisting of two or more members of the Board of Directors who, in the sole discretion of the Board, may be the same Directors who serve on the Compensation Committee, or may appoint the Compensation Committee to serve as such committee (the “Committee”). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in section 2(a) above, as the Board shall determine, consistent with the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Corporation and applicable law. In the event that the Plan or any Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

     (c)  No Liability

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder.

3. STOCK

     The stock that may be issued pursuant to Awards under the Plan shall be shares of common stock, par value $.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed, in the aggregate, 750,000 shares. If any Award expires or terminates, or is terminated or canceled, for any reason prior to exercise or delivery of shares thereunder, the shares of Stock that were subject to the unexercised, forfeited, terminated or canceled portion of such Award shall be available immediately for future grants of Awards under the Plan.

4. ELIGIBILITY

     (a)  Designated Recipients

     Subject to the next sentence, Awards may be granted under the Plan to (i) any director, officer or employee of the Corporation or any Subsidiary as the Board shall determine and designate from time to time or (ii) any consultant or advisor providing bona fide services to the Corporation or any Subsidiary (provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction) whose participation in the Plan is determined by the Board to be in the best interests of the Corporation and is so designated by the Board. Options granted to a full-time employee of the Corporation or a “subsidiary corporation” thereof within the meaning of Section 424(f) of the Code shall be either ISOs or NSOs, as determined in the sole discretion of the Board, and Options granted to any other eligible individual shall be NSOs.

     (b)  Successive Grants

     An individual may hold more than one Award, subject to such restrictions as are provided herein.

5. EFFECTIVE DATE AND TERM OF THE PLAN

     (a)  Effective Date

     The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by the vote of the Corporation’s stockholders in accordance with applicable law. Upon approval of the Plan by the stockholders of the Corporation as set forth above, however, all Awards granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Plan’s effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Awards granted hereunder shall be null and void and of no effect.

     (b)  Term

     The Plan shall terminate ten years after the effective date.

6. GRANT OF OPTIONS

     (a)  General

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such eligible individuals as the Board may determine (each of the whom is an “Optionee”), Options to purchase such number of shares of Stock on such terms and conditions as the Board may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs under Section 422 of the Code. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

     (b)  Limitations on Grant of Awards

     During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the maximum number of shares that can be granted under the Plan to any person eligible for a grant of an Award under section 4, is 250,000 shares per year subject to an Option and 250,000 shares per year pursuant to an Award of Restricted Stock or Stock Units (subject to adjustment as provided in section 18(a) hereof).

7. LIMITATIONS ON INCENTIVE STOCK OPTIONS

     An Option that is designated as being one that is intended to qualify as an ISO shall qualify for treatment as an ISO only to the extent that the aggregate fair market value

(determined at the time the Option is granted) of the Stock with respect to which all options that are intended to constitute “incentive stock options,” within the meaning of Code Section 422, are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. If Stock acquired by exercise of an ISO granted under this Plan is disposed of within two years following the date of grant of the ISO or one year following the transfer of the subject Stock to the Optionee (a “disqualifying disposition”), the holder of the Stock shall, immediately prior to such disqualifying disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Corporation may reasonably require.

8. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by agreements (“Option Agreements”), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9. OPTION PRICE

     The purchase price of each share of Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Option Agreement. The Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of Stock on the date on which the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an ISO shall not be less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange or The Nasdaq Stock Market, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10. TERM AND EXERCISE OF OPTIONS

     (a)  Term

     Upon the expiration of ten years from the date on which an ISO is granted or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option, that ISO shall be ineligible for treatment as an “incentive stock option,” as defined in Section 422 of the Code, and shall be exercisable only as an NSO. In the event the Optionee otherwise would be ineligible to receive an “incentive stock option” by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), such ten year restriction on exercisability as an ISO shall be read to impose a five year restriction on such exercisability. If an Optionee shall terminate employment prior to the ten-year or five-year limitation described in the immediately preceding sentences, other than due to death, any outstanding ISO shall be ineligible for treatment as an “incentive stock option,” as defined in Section 422 of the Code, and shall be exercisable only as an NSO, unless exercised within three months after such termination or, in the case of termination on account of “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), within one year after such termination.

     (b)  Option Period and Limitations on Exercise

     Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and, to the extent that the Board determines and sets forth a termination date for such Option in the Option Agreement (including any amendment thereto), ending upon the stated expiration or termination date. The Board in its sole discretion may specify events or circumstances, including the giving of notice, which will cause an Option to terminate as set forth in the Option Agreement or in this Plan. Without limiting the foregoing but subject to the terms and conditions of the Plan, the Board may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding and may condition exercisability (or vesting) of an Option upon the attainment of performance objectives, upon continued service, upon certain events or transactions, or a combination of one or more of such factors, or otherwise, as set forth in the Option Agreement. Subject to the parachute payment restrictions under section 15(b), however, the Board, in its sole discretion, may rescind, modify or waive any such limitation or condition on the exercise of an Option contained in any Option Agreement, so as to accelerate the time at which the Option may be exercised or extend the period during which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date on which the stockholders of the Corporation approve the Plan, as provided in section 5 above.

     (c)  Method of Exercise

     An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at the Corporation’s principal office, addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Option Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, through the tender to the Corporation of shares of Stock, (by either actual delivery or by attestation), which shares, if acquired from the Corporation, shall have been held for at least six months at the time of tender and shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in accordance with section 9) on the date of exercise; (iii) in the case of Optionees who are not Executive Officers or Directors, to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the person exercising the Option to the Corporation on such terms as shall be set out in such Option Agreement; or (iv) by a combination of the methods described in (i), (ii) and (iii). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price. Executive Officers and Directors will not be permitted to use the cashless method of exercise described in this Section 10(c) without the express prior consent of the Corporation. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or Stock certificates evidencing his ownership of such shares. A separate Stock certificate or separate Stock certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an ISO, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is an NSO. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or stock dividend payments attributable to the subject shares or to direct the voting of the subject shares) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d)  Date of Grant

     The date of grant of an Option under this Plan shall be the date as of which the Board approves the grant or such date as is specified by the Board.

     (e)  Book Entry

     Notwithstanding any other provision of the Plan to the contrary, the Corporation may, in its discretion, use the book entry method for recording stock issuances in lieu of issuing stock certificates.

11. TRANSFERABILITY OF OPTIONS

     During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetence, the guardian or legal representative of the Optionee) may exercise the Option, except as otherwise specifically permitted by this section 11. No Option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, subject to the terms of the applicable Option Agreement, and to the extent the transfer is in compliance with any applicable restrictions on transfers, an Optionee may transfer an NSO to a family member of the Optionee (defined as an individual who is related to the Optionee by blood, adoption, or marriage) or to a trust established and maintained for the benefit of the Optionee or a family member of the Optionee (as determined under applicable state law and the Code).

12. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE

     In the Board’s sole discretion, the Board may include language in an Option Agreement providing for the termination of any unexercised Option in whole or in part upon or at any time after the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary (whether as an employee, a director, a consultant or advisor providing bona fide services to the Corporation or a Subsidiary, or otherwise). Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

13. RESTRICTED STOCK AND STOCK UNITS

     (a)  Grant of Restricted Stock or Stock Units

     The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under section 4 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered).

     (b)  Restrictions

     At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with subsection (i) below. Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

     (c)  Restricted Stock Certificates

     The Corporation shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Corporation shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Corporation or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

     (d)  Rights of Holders of Restricted Stock

     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     (e)  Rights of Holders of Stock Units

          (i) Voting and Dividend Rights

     Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Corporation. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Corporation’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the fair market value of a share of Stock on the date that such dividend is paid (determined in accordance with section 9).

          (ii) Creditor’s Rights

     A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfounded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Award Agreement.

     (f)  Termination of Employment or Other Relationship

     Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s employment or other relationship with the Corporation or a Subsidiary, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

     (g)  Purchase of Restricted Stock

     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Corporation at a purchase price (the “Purchase Price”) equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form determined by the Board and set forth in the Award Agreement.

     (h)  Delivery of Stock

     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

     (i)  Performance Criteria

     To the extent that the Committee determines that an Award of Restricted Stock or Stock Units shall meet the requirements of Code section 162(m) and the regulations thereunder for qualifying as performance-based compensation, one or more of the following business criteria for the Corporation, on a consolidated basis, and/or specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for Restricted Stock or Stock Unit Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

14. USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock under the Plan shall constitute general funds of the Corporation.

15. PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by the Grantee with the Corporation, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Corporation under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16. REQUIREMENTS OF LAW

     The Corporation shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, the individual exercising the Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act, upon the exercise of any Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Award may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award or to cause the exercise of an Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Award shall not be exercisable unless and until the shares of Stock covered by such Award are registered or are subject to an available exemption from registration, the exercise of such Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been granted. The Corporation may retain the right in an Award Agreement to convert an ISO into an NSO. The Corporation may also retain the right in an Award Agreement to cause a forfeiture of the shares of Stock or gain realized by a holder of an Award (a) if the holder violates any agreement covering non-competition with the Corporation or any Subsidiary or nondisclosure of confidential information of the Corporation or any Subsidiary, (b) if the holder’s employment is terminated for cause or (c) if the Board determines that the holder committed acts or omissions which would have been the basis for a termination of holder’s employment for cause had such acts or omissions been discovered prior to termination of holder’s employment. Furthermore, the Corporation may, in the Award Agreement, retain the right to annul the grant of an Award, if the holder of such grant was an employee of the Corporation or a Subsidiary and the holder’s employment is terminated for cause, as defined in the applicable Award Agreement. Except as permitted under this section 17 or section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.

18. EFFECT OF CHANGES IN CAPITALIZATION

     (a)  Changes in Stock

     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kind of shares for the acquisition of which Awards may be granted under the Plan, and the limitations on the maximum number of shares subject to Awards that can be granted to any individual under the Plan as set forth in section 6(b) hereof, shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     (b)  Reorganization in which the Corporation is the Surviving Corporation

     Subject to subsection (c)(iv) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger or consolidation, with, in the case of an Option, a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. In the event of any distribution to the Corporation’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Corporation) without receipt of consideration by the Corporation, the Corporation may, in such manner as the Corporation deems appropriate, adjust (i) the number and kind of shares subject to the outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

     (c)  Dissolution, Liquidation, Sale of Assets, Reorganization in which the Corporation is not the Surviving Corporation, Etc.

     All Options outstanding hereunder shall terminate, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions on Stock Units shall be deemed to have lapsed: (i) upon the dissolution or liquidation of the Corporation, (ii) upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, (iii) upon a sale of substantially all of the assets of the Corporation to another person or entity or (iv) upon a merger, consolidation or reorganization (or other transaction if so determined by the Board in its sole discretion) in which the Corporation is the surviving corporation, that is approved by the Board and that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, except to the extent provision is made in writing in connection with any such transaction covered by clauses (i) through (iv) for the assumption of such Awards theretofore granted, or for the substitution for such Awards of new options or restricted stock covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Options, either (x) each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in section 10(b) above), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs, except that, by inclusion of appropriate language in an Option Agreement, the Board may provide that the Option may be exercised before termination without regard to any installment limitation or other condition on exercise imposed pursuant to section 10(b) above or (y) the Board may elect, in its sole discretion, to cancel any outstanding Options, Restricted Stock and/or Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of each share of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Option shares. The Corporation shall send written notice of a transaction or event that will result in such a termination to all individuals who hold Awards not later than the time at which the Corporation gives notice thereof to its stockholders.

     (d)  Adjustments

     Adjustments under this section 18 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e)  No Limitations on Corporation

     The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19. DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

20. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21. CAPTIONS

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22. WITHHOLDING TAXES

     The Corporation shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation, any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation, which may be withheld by the Corporation, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Corporation shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate fair market value equal to such withholding obligations. The fair market value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Corporation as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 22 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

23. OTHER PROVISIONS

     Each Award granted under the Plan may be subject to, and the Award Agreement relating to such Award may contain, such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions that are necessary to qualify the ISO as an “incentive stock option” within the meaning of Section 422 of the Code or the regulations thereunder and shall not include any terms or conditions that are inconsistent therewith.

24. NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

25. SEVERABILITY

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

26. GOVERNING LAW

     The validity and construction of this Plan and the instruments evidencing the Awards granted hereunder shall be governed by the laws of the State of Delaware (excluding its choice of law rules).